Exhibit 99.1

Pixelworks Reports Second Quarter 2025 Financial Results

PORTLAND, Ore., August 12, 2025 – Pixelworks, Inc. (NASDAQ: PXLW), a leading provider of innovative video and display processing solutions, today announced financial results for the second quarter ended June 30, 2025.
Second Quarter and Recent Highlights
•Total revenue increased 16% sequentially, driven by seasonal growth in the home and enterprise market
•DreamWorks Animation's The Bad Guys 2 released by Universal Pictures to worldwide premium large format theaters in TrueCut Motion
•Announced that Universal Pictures’ Nobody 2 to be released globally in TrueCut Motion for select premium large format theaters on August 15th
•Jurassic World Rebirth from Universal Pictures showcased on CINITY premium screens in TrueCut Motion by China Film Group in theaters throughout China
•Pixelworks Shanghai subsidiary awarded multiple cash subsidies totaling approximately $1.6 million associated with its designation and continued participation in China’s "Little Giant" program
•Pixelworks initiated evaluations of non-binding term sheets from multiple third-parties related to strategic interest in the Company’s Pixelworks Shanghai subsidiary
“Second quarter financial results were within guidance and reflected our expectations for a return to sequential revenue growth,” stated Todd DeBonis, President and CEO of Pixelworks. “Gross margin for the quarter was more favorable than anticipated, and we also continued to realize increased benefits from our previously taken actions to reduce operating expenses and streamline our overall cost structure. As a result, we delivered significant sequential and year-over-year improvement in our second quarter operating results.
“Our focus continues to be on advancing a series of compelling market, customer and potential strategic opportunities for Pixelworks’ Shanghai-based subsidiary. Specific to mobile, we are seeing increased interest in deeper collaborations and program engagements to incorporate customer-optimized solutions leveraging our existing portfolio of mobile visual processors. In addition, we are continuing to pursue meaningful adjacent revenue opportunities with an expanding number of prospective customers, including multiple engagements for ASIC design services as well as IP licensing. We are also encouraged by the recently demonstrated momentum in our TrueCut Motion business, as we continue to secure new titles and further cultivate a growing ecosystem of TrueCut Motion content, distribution and device partnerships.”
Second Quarter 2025 Financial Results
Revenue in the second quarter of 2025 was $8.3 million, compared to $7.1 million in the first quarter of 2025 and $8.5 million in the second quarter of 2024. The sequential increase in second quarter revenue was primarily driven by seasonal growth of product shipments in the home and enterprise market.
On a GAAP basis, gross profit margin in the second quarter of 2025 was 45.8%, compared to 48.7% in the first quarter of 2025 and 50.7% in the second quarter of 2024. Second quarter 2025 GAAP operating expenses were $11.1 million, compared to $11.5 million in the first quarter of 2025 and $15.1 million in the year-ago quarter. On a non-GAAP basis, second quarter 2025 gross profit margin was 46.0%, compared to 49.9% in the first quarter of 2025 and 51.0% in the year-ago quarter. Second quarter 2025 non-GAAP operating expenses were $9.7 million, compared to $10.4 million in the first quarter of 2025 and $12.8 million in the year-ago quarter. For the second quarter of 2025, the Company recorded a GAAP net loss of $6.7 million, or ($1.27) per share, compared to a GAAP net loss of $7.8 million, or ($1.54) per share, in the first quarter of 2025, and a GAAP net loss of $10.1 million, or ($2.09) per share, in the year-ago quarter. Note, the Company refers to “net loss attributable to Pixelworks, Inc.” as “net loss”. For the second quarter of 2025, the Company recorded a non-GAAP net loss of $5.3 million, or ($1.00) per share, compared to a non-GAAP net loss of $6.5 million, or ($1.30) per share, in the first quarter of 2025, and a non-GAAP net loss of $7.7 million, or ($1.60) per share, in the second quarter of 2024. On June 6, 2025, the Company effected a one-for-twelve reverse stock split of the Company’s common stock (the "Reverse Stock Split"). All shares of the Company’s common stock, per-share data and related information included in the accompanying condensed consolidated financial statements have been retroactively adjusted as though the Reverse Stock Split had been effected prior to all periods presented. Adjusted EBITDA in the second quarter of 2025 was a negative $4.3 million, compared to a negative $5.8 million in the first quarter of 2025 and a negative $7.0 million in the year-ago quarter.
Business Outlook
The Company’s current business outlook, including guidance for the third quarter of 2025, will be discussed as part of the scheduled conference call.
Conference Call Information
Pixelworks will host a conference call today, August 12, 2025, at 2:00 p.m. Pacific Time. Analysts and investors are invited to join the Company’s conference call using the following information:

Second Quarter 2025 Conference Call
Date: Tuesday, August 12, 2025
Time: 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time)
Live Webcast Link: Click Here
Dial-in Participation Registration Link: Click Here

Advanced registration is required for dial-in participants. Please complete the linked registration form above to receive a dial-in number and dedicated PIN for accessing the conference call by phone. A live and archived audio webcast of the conference call will also be accessible via the investors section of Pixelworks’ website: www.pixelworks.com.

Pixelworks, Inc.
Pixelworks provides industry-leading content creation, video delivery and display processing solutions and technology that enable highly authentic viewing experiences with superior visual quality, across all screens – from cinema to smartphone and beyond. The Company has a 20-year history of delivering image processing innovation to leading providers of consumer electronics, professional displays, and video streaming services. For more information, please visit the company's web site at www.pixelworks.com.

Note: Pixelworks, TrueCut Motion and the Pixelworks logo are trademarks of Pixelworks, Inc.

Non-GAAP Financial Measures
This earnings release makes reference to non-GAAP gross profit margins, non-GAAP operating expenses, non-GAAP net loss and non-GAAP net loss per share, which exclude stock-based compensation expense and restructuring expense which are both required under GAAP as well as the tax effect of the non-GAAP adjustments. The press release also makes reference to and reconciles GAAP net loss and adjusted EBITDA, which Pixelworks defines as GAAP net loss attributable to Pixelworks before interest income and other, net, income tax provision, depreciation and amortization, as well as the specific items listed above.
Pixelworks management uses these non-GAAP financial measures internally to understand, manage and evaluate the business and establish its operational goals, review its operations on a period-to-period basis, for compensation evaluations, to measure performance, and for budgeting and resource allocation. Pixelworks management believes it is useful for management and investors to review, as applicable, both GAAP information and non-GAAP financial measures to help assess the performance of Pixelworks’ continuing business and to evaluate Pixelworks’ future prospects. These non-GAAP measures, when reviewed together with the GAAP financial information, provide additional transparency and information for comparison and analysis of operating performance and trends. These non-GAAP measures exclude certain items to facilitate management’s review of the comparability of our core operating results on a period-to-period basis.
Because the Company’s non-GAAP financial measures are not calculated in accordance with GAAP, they may not necessarily be comparable to similarly titled measures employed by other companies. These non-GAAP financial measures should not be considered in isolation or as a substitute for the comparable GAAP measures and should be read only in conjunction with the Company’s consolidated financial results as presented in accordance with GAAP. A reconciliation between GAAP and non-GAAP financial measures is included in this earnings release which is available in the investor relations section of the Pixelworks website.
Safe Harbor Statement
This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements may be identified by use of terms such as “begin,” “continue,” “will,” “expect”, “believe,” “anticipate” and similar terms or the negative of such terms, and include, without limitation, statements about potential strategic options with respect to Pixelworks Shanghai, adjacent revenue opportunities, and the adoption of our TrueCut Motion technology. All statements other than statements of historical fact are forward-looking statements for purposes of this release, including any projections of revenue or other financial items or any statements regarding the plans and objectives of management for future operations. Such statements are based on management's current expectations, estimates and projections about the Company's business. These statements are not guarantees of future performance and involve numerous risks, uncertainties and assumptions that are difficult to predict. Actual results could vary materially from those contained in forward looking statements due to many factors, including, without limitation: the actual adoption of TrueCut Motion platform; the actual performance of the smartphone market; our ability to execute on our strategy; competitive factors, such as rival chip architectures, introduction or traction by competing designs, or pricing pressures; the success of our products in new or expanding markets; current global economic challenges, including the trade dispute and negotiations between the United States and other nations, including China; changes in the digital display and projection markets; seasonality in the consumer electronics market; our efforts to achieve profitability from operations; our limited financial resources; and our ability to attract and retain key personnel. More information regarding potential factors that could affect the Company's financial results and could cause actual results to differ materially from those discussed in the forward-looking statements is included from time to time in the Company's Securities and Exchange Commission filings, including its Annual Report on Form 10-K for the year ended December 31, 2025, as well as subsequent SEC filings.
The forward-looking statements contained in this release are as of the date of this release, and the Company does not undertake any obligation to update any such statements, whether as a result of new information, future events or otherwise.

[Financial Tables Follow]

PIXELWORKS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2025	2025	2024	2025	2024
Revenue, net	$8,250	$7,094	$8,535	$15,344	$24,589
Cost of revenue (1)	4,471	3,642	4,209	8,113	12,149
Gross profit	3,779	3,452	4,326	7,231	12,440
Operating expenses:
Research and development (2)	5,998	6,523	7,943	12,521	16,016
Selling, general and administrative (3)	4,442	4,632	5,722	9,074	11,256
Restructuring	640	393	1,403	1,033	1,403
Total operating expenses	11,080	11,548	15,068	22,628	28,675
Loss from operations	(7,301)	(8,096)	(10,742)	(15,397)	(16,235)
Government subsidies received	801	13	—	814	—
Interest income and other, net	66	97	327	163	761
Total other income, net	867	110	327	977	761
Loss before income taxes	(6,434)	(7,986)	(10,415)	(14,420)	(15,474)
Provision for income taxes	491	34	32	525	137
Net loss	(6,925)	(8,020)	(10,447)	(14,945)	(15,611)
Less: Net loss attributable to non-controlling interests and redeemable non-controlling interests	218	259	298	477	396
Net loss attributable to Pixelworks Inc.	$(6,707)	$(7,761)	$(10,149)	$(14,468)	$(15,215)
Net loss attributable to Pixelworks Inc. per share - basic and diluted	$(1.27)	$(1.54)	$(2.09)	$(2.80)	$(3.16)
Weighted average shares outstanding - basic and diluted	5,282	5,049	4,846	5,166	4,818
——————
(1) Includes:
Stock-based compensation	10	10	10	20	28
Restructuring	3	75	16	78	16
(2) Includes stock-based compensation	241	222	316	463	646
(3) Includes stock-based compensation	488	519	599	1,007	1,326

PIXELWORKS, INC.
RECONCILIATION OF GAAP AND NON-GAAP FINANCIAL INFORMATION *
(In thousands, except per share data)
(Unaudited)

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2025	2025	2024	2025	2024
Reconciliation of GAAP and non-GAAP gross profit
GAAP gross profit	$3,779	$3,452	$4,326	$7,231	$12,440
Stock-based compensation	10	10	10	20	28
Restructuring	3	75	16	78	16
Total reconciling items included in gross profit	13	85	26	98	44
Non-GAAP gross profit	$3,792	$3,537	$4,352	$7,329	$12,484
Non-GAAP gross profit margin	46.0%	49.9%	51.0%	47.8%	50.8%
Reconciliation of GAAP and non-GAAP operating expenses
GAAP operating expenses	$11,080	$11,548	$15,068	$22,628	$28,675
Reconciling item included in research and development:
Stock-based compensation	241	222	316	463	646
Reconciling items included in selling, general and administrative:
Stock-based compensation	488	519	599	1,007	1,326
Restructuring	640	393	1,403	1,033	1,403
Total reconciling items included in operating expenses	1,369	1,134	2,318	2,503	3,375
Non-GAAP operating expenses	$9,711	$10,414	$12,750	$20,125	$25,300
Reconciliation of GAAP and non-GAAP net loss attributable to Pixelworks, Inc.
GAAP net loss attributable to Pixelworks Inc.	$(6,707)	$(7,761)	$(10,149)	$(14,468)	$(15,215)
Reconciling items included in gross profit	13	85	26	98	44
Reconciling items included in operating expenses	1,369	1,134	2,318	2,503	3,375
Tax effect of non-GAAP adjustments	21	—	74	21	74
Non-GAAP net loss attributable to Pixelworks Inc.	$(5,304)	$(6,542)	$(7,731)	$(11,846)	$(11,722)

Non-GAAP net loss attributable to Pixelworks Inc. per share - basic and diluted	$(1.00)	$(1.30)	$(1.60)	$(2.29)	$(2.43)

Non-GAAP weighted average shares outstanding - basic and diluted	5,282	5,049	4,846	5,166	4,818

*Set forth above are reconciliations of the non-GAAP financial measure to the most directly comparable GAAP financial measure. The non-GAAP financial measure disclosed by the company has limitations and should not be considered a substitute for, or superior to, the financial measure prepared in accordance with GAAP, and the reconciliations from GAAP to Non-GAAP actuals should be carefully evaluated. Please refer to "Non-GAAP Financial Measures” in this document for an explanation of the adjustments made to the comparable GAAP measures, the ways management uses the non-GAAP measures, and the reasons why management believes the non-GAAP measures provide useful information for investors.

PIXELWORKS, INC.
RECONCILIATION OF GAAP AND NON-GAAP NET LOSS PER SHARE
(Figures may not sum due to rounding)
(Unaudited)

	Three Months Ended						Six Months Ended
	June 30,		March 31,		June 30,		June 30,		June 30,
	2025		2025		2024		2025		2024
	Dollars per share		Dollars per share		Dollars per share		Dollars per share		Dollars per share
	Basic	Diluted	Basic	Diluted	Basic	Diluted	Basic	Diluted	Basic	Diluted
Reconciliation of GAAP and non-GAAP net loss attributable to Pixelworks, Inc.
GAAP net loss attributable to Pixelworks Inc.	$(1.27)	$(1.27)	$(1.54)	$(1.54)	$(2.09)	$(2.09)	$(2.80)	$(2.80)	$(3.16)	$(3.16)
Reconciling items included in gross profit	—	—	0.02	0.02	0.01	0.01	0.02	0.02	0.01	0.01
Reconciling items included in operating expenses	0.26	0.26	0.22	0.22	0.48	0.48	0.48	0.48	0.70	0.70
Tax effect of non-GAAP adjustments	—	—	—	—	0.02	0.02	—	—	0.02	0.02
Non-GAAP net loss attributable to Pixelworks Inc.	$(1.00)	$(1.00)	$(1.30)	$(1.30)	$(1.60)	$(1.60)	$(2.29)	$(2.29)	$(2.43)	$(2.43)

*Set forth above are reconciliations of the non-GAAP financial measure to the most directly comparable GAAP financial measure. The non-GAAP financial measure disclosed by the company has limitations and should not be considered a substitute for, or superior to, the financial measure prepared in accordance with GAAP, and the reconciliations from GAAP to Non-GAAP actuals should be carefully evaluated. Please refer to "Non-GAAP Financial Measures” in this document for an explanation of the adjustments made to the comparable GAAP measures, the ways management uses the non-GAAP measures, and the reasons why management believes the non-GAAP measures provide useful information for investors.

PIXELWORKS, INC.
RECONCILIATION OF GAAP AND NON-GAAP GROSS PROFIT MARGIN *
(Figures may not sum due to rounding)
(Unaudited)

	Three Months Ended			Six Months Ended
	June, 30	March, 31	June 30,	June 30,	June 30,
	2025	2025	2024	2025	2024
Reconciliation of GAAP and non-GAAP gross profit margin
GAAP gross profit margin	45.8%	48.7%	50.7%	47.1%	50.6%
Stock-based compensation	0.1	0.1	0.1	0.1	0.1
Restructuring	—	1.1	0.2	0.5	0.1
Total reconciling items included in gross profit	0.2	1.2	0.3	0.6	0.2
Non-GAAP gross profit margin	46.0%	49.9%	51.0%	47.8%	50.8%

*Set forth above are reconciliations of the non-GAAP financial measure to the most directly comparable GAAP financial measure. The non-GAAP financial measure disclosed by the company has limitations and should not be considered a substitute for, or superior to, the financial measure prepared in accordance with GAAP, and the reconciliations from GAAP to Non-GAAP actuals should be carefully evaluated. Please refer to "Non-GAAP Financial Measures” in this document for an explanation of the adjustments made to the comparable GAAP measures, the ways management uses the non-GAAP measures, and the reasons why management believes the non-GAAP measures provide useful information for investors.

PIXELWORKS, INC.
RECONCILIATION OF GAAP AND NON-GAAP FINANCIAL INFORMATION *
(In thousands)
(Unaudited)

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2025	2025	2024	2025	2024
Reconciliation of GAAP net loss attributable to Pixelworks Inc. and adjusted EBITDA
GAAP net loss attributable to Pixelworks Inc.	$(6,707)	$(7,761)	$(10,149)	$(14,468)	$(15,215)
Stock-based compensation	739	751	925	1,490	2,000
Restructuring	643	468	1,419	1,111	1,419
Tax effect of non-GAAP adjustments	21	—	74	21	74
Non-GAAP net loss attributable to Pixelworks Inc.	$(5,304)	$(6,542)	$(7,731)	$(11,846)	$(11,722)
EBITDA adjustments:
Depreciation and amortization	$573	$828	$1,059	$1,401	$2,168
Interest income and other, net	(66)	(97)	(327)	(163)	(761)
Non-GAAP provision (benefit) for income taxes	470	34	(42)	504	63
Adjusted EBITDA	$(4,327)	$(5,777)	$(7,041)	$(10,104)	$(10,252)

*Set forth above are reconciliations of the non-GAAP financial measure to the most directly comparable GAAP financial measure. The non-GAAP financial measure disclosed by the company has limitations and should not be considered a substitute for, or superior to, the financial measure prepared in accordance with GAAP, and the reconciliations from GAAP to Non-GAAP actuals should be carefully evaluated. Please refer to "Non-GAAP Financial Measures” in this document for an explanation of the adjustments made to the comparable GAAP measures, the ways management uses the non-GAAP measures, and the reasons why management believes the non-GAAP measures provide useful information for investors

PIXELWORKS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	June 30, 2025	December 31, 2024
ASSETS
Current assets:
Cash and cash equivalents	$14,255	$23,647
Accounts receivable, net	5,063	5,804
Inventories	4,082	4,210
Prepaid expenses and other current assets	2,175	1,191
Total current assets	25,575	34,852
Property and equipment, net	4,745	6,500
Operating lease right of use assets	2,400	3,368
Other assets, net	677	945
Goodwill	18,407	18,407
Total assets	$51,804	$64,072
LIABILITIES, REDEEMABLE NON-CONTROLLING INTEREST AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,933	$1,400
Accrued liabilities and current portion of long-term liabilities	6,640	6,581
Current portion of income taxes payable	568	365
Total current liabilities	9,141	8,346
Long-term liabilities, net of current portion	218	375
Deposit liability	12,347	13,109
Operating lease liabilities, net of current portion	910	1,450
Income taxes payable, net of current portion	837	914
Total liabilities	23,453	24,194
Redeemable non-controlling interest	27,919	27,396
Total Pixelworks, Inc. shareholders’ equity (deficit)	(22,436)	(10,568)
Non-controlling interest	22,868	23,050
Total shareholders' equity	432	12,482
Total liabilities, redeemable non-controlling interest and shareholders’ equity	$51,804	$64,072

Contacts:
Investor Contact
Shelton Group
Brett Perry
P: +1-214-272-0070
E: bperry@sheltongroup.com

Company Contact
Pixelworks, Inc.
Haley Aman
P: +1-503-601-4540
E: haman@pixelworks.com